UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2010

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone	I.R.S. Employer Identification Number

1-16305	PUGET ENERGY, INC. A Washington Corporation 10885 - N.E. 4th Street, Suite 1200 Bellevue, Washington 98004-5591 (425) 454-6363	91-1969407

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On December 6, 2010, Puget Energy, Inc. (the “Company”) entered into an indenture, as supplemented by the First Supplemental Indenture thereto as of the same date (the “Indenture”), with Wells Fargo Bank, National Association, as trustee, pursuant to which the Company would issue $450 million principal amount of 6.500% senior secured notes due 2020 (the “Notes”). The Notes mature on December 15, 2020, and accrue interest at 6.500% per annum, payable semiannually in arrears on June 15 and December 15 of each year, commencing on June 15, 2011. The Notes are secured by substantially all of the Company’s assets, which consists primarily of the equity interests it holds in its wholly owned subsidiary, Puget Sound Energy, Inc., and will rank pari passu in right of payment, to the extent of the value of the collateral securing the Notes, with all of the Company’s existing and future senior secured indebtedness.

The Company may redeem the Notes at its option, in whole or in part, at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the redemption date on a semiannual basis at the Treasury Rate plus 50 basis points. Upon the occurrence of a change of control repurchase event (as defined in the Indenture), each holder of Notes will have the right to require the Company to repurchase such holder’s Notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof, plus any accrued and unpaid interest to the date of purchase.

The Indenture contains covenants limiting the Company’s ability and the Company’s subsidiaries’ ability to create certain liens, enter into sale and lease-back transactions, and consolidate or merge with, or convey, transfer or lease all or substantially all the Company’s assets to, another person. However, each of these covenants is subject to certain exceptions.

The Notes were offered within the United States only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended, and to non-U.S. purchasers under Regulation S under the Securities Act, in an offering exempt from the registration requirements of the Securities Act. Unless registered under the Securities Act, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the of the Notes and the Indenture is qualified in its entirety by reference to the Indenture and First Supplemental Indenture (including the form of Note attached thereto), copies of which are filed as Exhibits 4.1 and 4.2 to this Report.

Registration Rights Agreement

On December 6, 2010, in connection with the issuance of the Notes, the Company agreed, pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”), among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and J.P. Morgan Securities LLC and each of the other initial purchasers named in Schedule A to the Purchase Agreement (the “Initial Purchasers”), to register the Notes under the Securities Act so as to allow holders of the Notes to exchange the Notes for the same principal amount of a new issue of notes (the “Exchange Notes”) with substantially identical terms, except that the Exchange Notes will generally be freely transferable under the Securities Act. If the Company fails to comply with these obligations on time (each a “registration default”), the Company will be required to pay additional interest at a rate of 0.25% per annum for the first 90-day period following a registration default and an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue (provided that such rate may not exceed 1.00% per annum).

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this Report.

Certain Relationships

Certain Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates, for which they have received, or may in the future receive, customary fees and commissions. Certain Initial Purchasers are also agents and/or lenders under the Company’s senior secured credit facility and will receive customary fees related thereto. Affiliates of certain of these Initial Purchasers are also counterparties to hedges that the Company has entered into in relation to the credit facility. The Company intends to use a portion of the proceeds from this offering to repay a portion of the outstanding term loan under the senior secured credit facility, and possibly to unwind the associated hedges. Affiliates of certain Initial Purchasers hold a substantial portion of the term loan and are the principal counterparties to the associated hedges. Barclays Bank PLC, an affiliate of Barclays Capital Inc., serves as the Collateral Agent under our senior secured credit facility and as such, receives customary fees and commissions for such services.

In addition, affiliates of Macquarie Capital (USA) Inc., an Initial Purchaser, are members of the consortium that owns Puget Holdings LLC, the indirect parent of the Company. Any compensation to which Macquarie Capital (USA) Inc. is entitled in connection with this offering was determined through arm’s length negotiations with the representatives of the Initial Purchasers.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Purchase Agreement

On December 1, 2010, the Company entered into a purchase agreement (the “Purchase Agreement”) with the Initial Purchasers with respect to the initial purchase and sale of the Notes. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Indenture dated December 6, 2010 relating to Puget Energy’s 6.500% Senior Secured Notes due 2020

4.2	First Supplemental Indenture dated December 6, 2010

4.3	Registration Rights Agreement, dated as of December 6, 2010, among Puget Energy, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and, J.P. Morgan Securities LLC, as representatives of the several initial purchasers party thereto

99.1	Purchase Agreement, dated as of December 1, 2010, among Puget Energy, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and, J.P. Morgan Securities LLC, as representatives of the several initial purchasers party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

Dated: December 7, 2010	By:	/S/ DONALD E. GAINES
	Name:	Donald E. Gaines
	Title:	Vice President Finance & Treasurer

EXHIBIT INDEX

Exhibit	Description

4.1	Indenture dated December 6, 2010 relating to Puget Energy’s 6.500% Senior Secured Notes due 2020

4.2	First Supplemental Indenture dated December 6, 2010

4.3	Registration Rights Agreement, dated as of December 6, 2010, among Puget Energy, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers party thereto

99.1	Purchase Agreement, dated as of December 1, 2010, among Puget Energy, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and , J.P. Morgan Securities LLC, as representatives of the several initial purchasers party thereto